EXHIBIT 21: SUBSIDIARIES OF THE REGISTRANT


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                                                                    State or other Juristiction
Name of Subsidiary                                                  in which organized             Ownership
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
Aero-Motive Company                                                 State of Michigan                   100%
Advanced Interconnect, Inc. (f/k/a AI/FOCS, Inc.)                   State of Delaware                   100%
Akapp Electro Industrie B.V.                                        The Netherlands                     100%
Applicom International, S.A.S.                                      France                              100%
Applicom International, GmbH                                        Germany                             100%
Central Rubber Company                                              State of Illinois                   100%
DW Holding, L.L.C.                                                  State of Delaware                   100%
Daniel Woodhead Company                                             State of Delaware                   100%
Deerfield Partners C.V.                                             The Netherlands                     100%
I.M.A. S.r.l.                                                       Italy                               100%
mPm S.r.l.                                                          Italy                               100%
WH One, LLC                                                         State of Delaware                   100%
WH Two, LLC                                                         State of Delaware                   100%
W.I.S. Corp.                                                        U.S. Virgin Islands                 100%
Woodhead Asia Pte. Ltd.                                             Singapore                           100%
Woodhead Canada Limited                                             Province of Nova Scotia             100%
Woodhead Connectivity Limited (f/k/a Aero-Motive (U.K.) Limited)    United Kingdom                      100%
Woodhead Connectivity GmbH (f/k/a/ H. F. Vogel GmbH)                Germany                             100%
Woodhead Connectivity, S.A.S.                                       France                              100%
Woodhead de Mexico S.A. de C.V.                                     Mexico                              100%
Woodhead Finance Company                                            Province of Nova Scotia             100%
Woodhead France S.A.R.L.                                            France                              100%
Woodhead Industries (The Netherlands) B.V.                          The Netherlands                     100%
Woodhead International B.V.                                         The Netherlands                     100%
Woodhead Japan Corporation                                          Japan                               100%
Woodhead L.P.                                                       State of Texas                      100%
Micromedia S.A.                                                     France                               33%
Euroview Services S.A.                                              France                               37%
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